Exhibit 10.2
FIRST AMENDMENT TO THE
SOLITON, INC. 2018 STOCK PLAN
(AMENDED AND RESTATED)

WHEREAS, Soliton, Inc., a Delaware corporation (the “Company”), maintains the Soliton, Inc. 2018 Stock Plan (Amended and Restated) (the “Plan”); and
WHEREAS, the Board of Directors of the Company has reserved the authority to amend the Plan and now deems it appropriate to do so.
NOW THEREFORE, the Plan is hereby amended, effective as of November 10, 2020, as follows:
Section 12 is amended to read as follows:
Section 12.    Nontransferability.

    (a)    Except as set forth in Section 12(b) below, Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

    (b)    Notwithstanding Section 12(a), a Participant, at any time prior to his or her death, may assign all or any portion of an outstanding NSO to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (iii) a partnership of which his or her spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 50l(c)(3) of the Code. In such event, the transferee shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NSO, and such portion of the NSO shall continue to be subject to all of the terms, conditions and restrictions applicable to the NSO, as set forth herein, and in the related Stock Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

IN WITNESS WHEREOF, this First Amendment has been executed on this 10th day of November, 2020.
SOLITON, INC.

By: /s/ Lori Bisson
Executive Vice-President,
Chief Financial Officer